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                                                                   EXHIBIT 21.1



                           SUBSIDIARIES OF REGISTRANT


CLASSIC CABLE HOLDING, INC. d/b/a Classic Cable
         Delaware

PONCA HOLDINGS, INC. d/b/a Classic Cable
         Delaware

CLASSIC TELEPHONE, INC. d/b/a Classic Cable
         Delaware

UNIVERSAL CABLE HOLDINGS, INC. d/b/a Classic Cable
         Delaware

UNIVERSAL CABLE COMMUNICATIONS INC. d/b/a Classic Cable
         Delaware

UNIVERSAL CABLE OF BEAVER, OKLAHOMA, INC. d/b/a Classic Cable
         Delaware

UNIVERSAL CABLE MIDWEST, INC. d/b/a Classic Cable
         Delaware

WT ACQUISITION CORPORATION d/b/a Classic Cable
         Delaware

W.K. COMMUNICATIONS, INC. d/b/a Classic Cable
         Kansas

TELEVISION ENTERPRISES, INC. d/b/a Classic Cable
         Texas

BLACK CREEK COMMUNICATIONS, L.P. d/b/a Classic Cable
         Delaware

BLACK CREEK MANAGEMENT, L.L.C. d/b/a Classic Cable
         Delaware

BUFORD GROUP, INC.
         Texas

FRIENDSHIP CABLE OF TEXAS, INC. d/b/a Friendship Cable
         Texas

BUFORD TELEVISION, INC.
         Texas

CORRECTIONAL CABLE TV, INC.
         Texas

CALLCOM24, INC. d/b/a CallCom24
         Texas

BUFORD TELEVISION INC. OF FORT SMITH
         Arkansas

FRIENDSHIP CABLE OF ARKANSAS, INC. d/b/a Friendship Cable
         Texas